Exhibit 99.1

Contact:	Frank Perez
Chief Financial Officer
(615) 599-2274

TENNESSEE COMMERCE BANCORP

FINALIZES REGULATORY ORDER WITH THE FDIC

Franklin, Tennessee (May 31, 2011) — Tennessee Commerce Bancorp, Inc. (Nasdaq:TNCC) (the “Company”) today reported that its wholly-owned bank subsidiary, Tennessee Commerce Bank (the “Bank”) has voluntarily entered into a Consent Order (the “Consent Order”) with the Federal Deposit Insurance Corporation (“FDIC”).  The Consent Order is effective as of May 25, 2011.

The Bank’s entry into the Consent Order with the FDIC ends a period of regulatory uncertainties concerning the adequacy of the Bank’s allowance for loan and lease losses (“ALLL”), potential restatement issues and increased regulatory capital ratio. The Consent Order is the result of a joint examination conducted by the Tennessee Department of Financial Institutions (“TDFI”) and the FDIC with the Bank’s full cooperation in August 2010.

Michael R. Sapp, the Company’s Chairman, Chief Executive Officer and President, said “The Company and Bank are relieved that the issues giving rise to three regulatory uncertainties have been resolved, which will allow the Company and Bank to refocus our efforts and resources on complying with the terms of the Consent Order, strengthening the Bank, and improving the quality of earnings for our shareholders.”

The Consent Order does not require a restatement related to the ALLL to the Company’s or the Bank’s financial statements as previously disclosed in the Company’s Annual Report on Form 10-K.  It does require the Bank achieve and maintain its Tier 1 Leverage Capital ratio at a level equal to or greater than 8.50% of the Bank’s Average Total Assets; its Tier 1 Risk-Based Capital ratio at a level equal to or greater than 10.00% of the Bank’s Total Risk-Weighted Assets; and its Total Risk-Based Capital ratio at a level equal to or greater than 11.50% of the Bank’s Total Risk-Weighted Assets by December 31, 2011.

As of March 31, 2011, the Bank had a Tier 1 Leverage Capital ratio of 8.64% of the Bank’s Average Total Assets; a Tier 1 Risk-Based Capital ratio of 9.72% of Bank’s Total Risk-Weighted Assets; and a Total Risk-Based Capital ratio of 10.98%.

Among other requirements of the Consent Order, the Bank must formulate and submit to the FDIC and the TDFI a profit plan that includes a budget for all categories of income and expense for calendar years 2011 and 2012; adopt a strategic plan that contains an assessment of the Bank’s current financial condition and market area; submit a written plan to the FDIC and TDFI for reducing and monitoring the Bank’s reliance on certain types of deposit liabilities; and furnish periodic written progress reports to the FDIC and TDFI detailing the form and manner of any actions taken to secure compliance with the Consent Order and the results thereof.  The Bank has already begun to develop and implement strategies and action plans to meet these requirements.

The Bank’s auditors are expected to issue an unqualified Report of Independent Registered Public Accounting Firm (“Report”) with respect to the Company’s Annual Report on Form 10-K for the period ended December 31, 2010.  The original auditors’ report, dated April 15, 2011, was qualified for uncertainties related to the incomplete regulatory examination.  Following the issuance of the expected unqualified Report by the Bank’s auditors, the Bank will file the Report in an amended Form 10-K and submit the information to The Nasdaq Stock Market (“Nasdaq”), at which time it is anticipated that the Company will regain compliance with the Nasdaq listing standards.

About Tennessee Commerce Bancorp, Inc.

Tennessee Commerce Bancorp, Inc. is the parent company of Tennessee Commerce Bank.  The Bank provides a wide range of banking services and is primarily focused on business accounts.  Its corporate and banking offices are located in Franklin, Tennessee.  Tennessee Commerce Bancorp’s stock is traded on the Nasdaq Global Market under the symbol TNCC.  Additional information concerning Tennessee Commerce Bancorp can be accessed at www.tncommercebank.com.

Forward-Looking Statements

Certain statements contained in this news release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could,” or “intend.”  These forward-looking statements include, without limitation, statements relating to the listing of the Company’s securities and enhancements to the Company’s long-term success.

We caution you not to place undue reliance on any forward-looking statement contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements because of a variety of factors.  These factors may include, but are not limited to, Nasdaq’s corporate governance listing standards and changes to those standards, the Company’s ongoing compliance efforts and ability to meet those standards.